Exhibit 99.1

Qualys Announces Third Quarter 2021 Financial Results

Revenue Growth of 13% Year-Over-Year

GAAP EPS: $0.70; Non-GAAP EPS: $0.86

Raises 2021 Revenue Guidance to $409.5-$410.1 million

Announces $200 Million Increase to Share Repurchase Program

FOSTER CITY, Calif., – November 3, 2021 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the third quarter ended September 30, 2021. For the quarter, the Company reported revenues of $104.9 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $27.8 million, non-GAAP net income of $34.2 million, Adjusted EBITDA of $50.3 million, GAAP net income per diluted share of $0.70, and non-GAAP net income per diluted share of $0.86.

“Building on our momentum, we delivered another solid quarter of financial performance reflecting progress advancing our go-to-market initiatives and continued platform innovation,” said Sumedh Thakar, president and CEO of Qualys. “With the Qualys Cloud Platform as a foundation for securing our customers’ digital transformations, we experienced strong interest and adoption of our Vulnerability Management, Detection and Response (VMDR®) application in the quarter with paid Cloud Agent subscriptions growing 40% year-over-year to 70 million deployed. I am also pleased to announce our Board has authorized a $200 million increase to our share repurchase program, which allows us to mitigate our share dilution and drive shareholder value.”

Third Quarter 2021 Financial Highlights

Revenues: Revenues for the third quarter of 2021 increased by 13% to $104.9 million compared to $93.1 million for the same quarter in 2020.

Gross Profit: GAAP gross profit for the third quarter of 2021 increased by 14% to $82.5 million compared to $72.5 million for the same quarter in 2020. GAAP gross margin was 79% for the third quarter of 2021 compared to 78% for the same quarter in 2020. Non-GAAP gross profit for the third quarter of 2021 increased by 14% to $85.1 million compared to $74.8 million for the same quarter in 2020. Non-GAAP gross margin was 81% for the third quarter of 2021 compared to 80% for the third quarter of 2020.

Operating Income: GAAP operating income for the third quarter of 2021 increased by 22% to $32.0 million compared to $26.3 million for the same quarter in 2020. As a percentage of revenues, GAAP operating income was 30% for the third quarter of 2021 compared to 28% for the same quarter in 2020. Non-GAAP operating income for the third quarter of 2021 increased by 12% to $43.1 million compared to $38.4 million for the same quarter in 2020. As a percentage of revenues, non-GAAP operating income was 41% for both the third quarter of 2021 and 2020.

Net Income: GAAP net income for the third quarter of 2021 was $27.8 million, or $0.70 per diluted share, compared to $22.7 million, or $0.56 per diluted share, for the same quarter in 2020. As a percentage of revenues, GAAP net income was 26% for the third quarter of 2021 compared to 24% for the same quarter in 2020. Non-GAAP net income for the third quarter of 2021 was $34.2 million, or $0.86 per diluted share, compared to $31.4 million, or $0.77 per diluted share, for the same quarter in 2020. As a percentage of revenues, non-GAAP net income was 33% for the third quarter of 2021 compared to 34% for the same quarter of 2020.

Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2021 increased by 11% to $50.3 million compared to $45.1 million for the same quarter in 2020. As a percentage of revenues, Adjusted EBITDA was 48% for both the third quarter of 2021 and 2020.

Operating Cash Flow: Operating cash flow for the third quarter of 2021 decreased by 19% to $48.5 million compared to $59.6 million for the same quarter in 2020. As a percentage of revenues, operating cash flow was 46% for the third quarter of 2021 compared to 64% for the same quarter in 2020.

Third Quarter 2021 Business Highlights

•

Integrated new Zero-Touch Patch capabilities into Qualys Patch Management to help companies ensure their endpoints and servers are proactively updated as soon as patches are available to reduce overall risk.

•	Qualys Research team was honored by the acclaimed Pwnie Awards at Black Hat USA 2021, receiving recognition for Best Privileged Escalation Bug and Most Under-Hyped Research.

•	Collaborated with Red Hat to offer joint customers enhanced security for both the container and host operating systems for Red Hat OpenShift.

•

Acquired TotalCloud to integrate its workflow management technology into the Qualys Cloud Platform so that customers will be able to build no-code, user-defined workflows that simplify security and compliance outputs.

Financial Performance Outlook

Based on information as of today, November 3, 2021, Qualys is issuing the following financial guidance for the fourth quarter and full year fiscal 2021. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled “Legal Notice Regarding Forward-Looking Statements” below.

Fourth Quarter 2021 Guidance: Management expects revenues for the fourth quarter of 2021 to be in the range of $108.1 million to $108.7 million, representing 14% to 15% growth over the same quarter in 2020. GAAP net income per diluted share is expected to be in the range of $0.47 to $0.49, which assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $0.78 to $0.80, which assumes a non-GAAP effective income tax rate of 21%. Fourth quarter 2021 net income per diluted share estimates are based on approximately 39.8 million weighted average diluted shares outstanding for the quarter.

Full Year 2021 Guidance: Management now expects revenues for the full year of 2021 to be in the range of $409.5 million to $410.1 million, representing 13% growth over 2020, up from the previous guidance range of $406.0 million to $407.5 million. GAAP net income per diluted share is expected to be in the range of $1.70 to $1.72, up from the previous guidance range of $1.38 to $1.43. This assumes an effective income tax rate of 20%. Non-GAAP net income per diluted share is expected to be in the range of $3.16 to $3.18, up from the previous guidance range of $3.02 to $3.07. This assumes a non-GAAP effective income tax rate of 21%. Full year 2021 net income per diluted share estimates are based on approximately 40.1 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its third quarter 2021 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Wednesday, November 3, 2021. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID # 4669283. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Blair King

Vice President, Investor Relations and Corporate Development

(650) 801-6299

ir@qualys.com

About Qualys

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions with over 19,000 active customers in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes, and substantial cost savings.

The Qualys Cloud Platform and its integrated Cloud Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance, and protection for IT systems and web applications across on premises, endpoints, cloud, containers, and mobile environments. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading cloud providers like Amazon Web Services, Microsoft Azure and the Google Cloud Platform, and managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our belief that our share repurchase program will allow us to drive shareholder value; the benefits of our new and upcoming products, features, integrations, collaborations and joint solutions, and their impact upon our long-term growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the fourth quarter and full year 2021; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the fourth quarter and full year 2021. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; the length of our sales cycle; the impact of the ongoing COVID-19 pandemic and related public health measures on our business and the global economy; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission on November 3, 2021.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment (net of proceeds from disposal) and principal payments under finance lease obligations).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions and non-recurring items. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the fourth quarter and full year 2021 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the fourth quarter and full year 2021. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share are adjusted for non-recurring income tax items and tax effect of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2021 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$104,934	$93,069	$301,392	$268,162
Cost of revenues (1)	22,479	20,619	65,711	58,005

Gross profit	82,455	72,450	235,681	210,157
Operating expenses:
Research and development (1)	21,336	17,864	58,890	53,905
Sales and marketing (1)	18,569	16,060	54,328	50,073
General and administrative (1)	10,573	12,223	63,829	33,937

Total operating expenses	50,478	46,147	177,047	137,915

Income from operations	31,977	26,303	58,634	72,242
Other income (expense), net:
Interest expense	—	(1)	(4)	(4)
Interest income	525	1,123	1,838	4,439
Other income (expense), net	(451)	209	(775)	268

Total other income, net	74	1,331	1,059	4,703

Income before income taxes	32,051	27,634	59,693	76,945
Income tax provision	4,282	4,891	10,554	9,189

Net income	$27,769	$22,743	$49,139	$67,756

Net income per share:
Basic	$0.71	$0.58	$1.26	$1.73

Diluted	$0.70	$0.56	$1.22	$1.66

Weighted average shares used in computing net income per share:
Basic	38,925	39,238	39,077	39,171

Diluted	39,938	40,764	40,147	40,843

(1) Includes stock-based compensation as follows:
Cost of revenues	$986	$770	$2,702	$1,967
Research and development	2,723	3,197	7,520	9,887
Sales and marketing	1,642	1,227	4,356	4,300
General and administrative	4,112	5,295	41,640	13,776

Total stock-based compensation	$9,463	$10,489	$56,218	$29,930

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$145,740	$74,132
Short-term marketable securities	199,947	281,892
Accounts receivable, net	84,267	100,179
Prepaid expenses and other current assets	22,899	19,142

Total current assets	452,853	475,345
Long-term marketable securities	136,124	98,458
Property and equipment, net	63,257	64,850
Operating leases - right of use asset	37,795	44,838
Deferred tax assets, net	31,367	15,811
Intangible assets, net	8,250	12,006
Goodwill	7,447	7,447
Restricted cash	1,200	1,200
Other noncurrent assets	17,887	16,864

Total assets	$756,180	$736,819

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,099	$731
Accrued liabilities	33,878	29,833
Deferred revenues, current	237,539	213,494
Operating lease liabilities, current	12,176	11,672

Total current liabilities	284,692	255,730
Deferred revenues, noncurrent	27,528	30,540
Operating lease liabilities, noncurrent	37,320	45,700
Other noncurrent liabilities	3,654	367

Total liabilities	353,194	332,337
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	433,814	401,359
Accumulated other comprehensive income (loss)	828	(484)
Retained earnings (accumulated deficit)	(31,695)	3,568

Total stockholders’ equity	402,986	404,482

Total liabilities and stockholders’ equity	$756,180	$736,819

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flow from operating activities:
Net income	$49,139	$67,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	26,752	23,975
Bad debt expense	247	392
Loss on disposal of property and equipment	12	9
Stock-based compensation	56,218	29,930
Amortization of premiums on marketable securities	2,985	163
Deferred income taxes	(15,962)	5,061
Changes in operating assets and liabilities:
Accounts receivable	15,665	13,351
Prepaid expenses and other assets	(5,460)	(6,071)
Accounts payable	200	326
Accrued liabilities	9,912	72
Deferred revenues	21,033	6,333

Net cash provided by operating activities	160,741	141,297

Cash flow from investing activities:
Purchases of marketable securities	(255,051)	(290,534)
Sales and maturities of marketable securities	295,336	263,296
Purchases of property and equipment	(20,089)	(22,742)
Proceeds from disposal of property and equipment	6	—
Purchases of intangible assets	(1,080)	(1,500)

Net cash provided by (used in) investing activities	19,122	(51,480)

Cash flow from financing activities:
Repurchase of common stock	(94,919)	(91,881)
Proceeds from exercise of stock options	10,948	23,962
Payments for taxes related to net share settlement of equity awards	(24,194)	(16,338)
Principal payments under finance lease obligations	(90)	(92)

Net cash used in financing activities	(108,255)	(84,349)

Net increase in cash, cash equivalents and restricted cash	71,608	5,468
Cash, cash equivalents and restricted cash at beginning of period	75,332	88,759

Cash, cash equivalents and restricted cash at end of period	$146,940	$94,227

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$27,769	$22,743	$49,139	$67,756
Depreciation and amortization of property and equipment	7,218	6,738	21,796	19,331
Amortization of intangible assets	1,665	1,604	4,956	4,644
Income tax provision	4,282	4,891	10,554	9,189
Stock-based compensation	9,463	10,489	56,218	29,930
Total other income, net	(74)	(1,331)	(1,059)	(4,703)

Adjusted EBITDA	$50,323	$45,134	$141,604	$126,147

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP Cost of revenues	$22,479	$20,619	$65,711	$58,005
Less: Stock-based compensation	(986)	(770)	(2,702)	(1,967)
Less: Amortization of intangible assets	(1,620)	(1,579)	(4,861)	(4,569)

Non-GAAP Cost of revenues	$19,873	$18,270	$58,148	$51,469

GAAP Gross profit	$82,455	$72,450	$235,681	$210,157
Plus: Stock-based compensation	986	770	2,702	1,967
Plus: Amortization of intangible assets	1,620	1,579	4,861	4,569

Non-GAAP Gross Profit	$85,061	$74,799	$243,244	$216,693

GAAP Research and development	$21,336	$17,864	$58,890	$53,905
Less: Stock-based compensation	(2,723)	(3,197)	(7,520)	(9,887)
Less: Amortization of intangible assets	(45)	(25)	(95)	(75)

Non-GAAP Research and development	$18,568	$14,642	$51,275	$43,943

GAAP Sales and marketing	$18,569	$16,060	$54,328	$50,073
Less: Stock-based compensation	(1,642)	(1,227)	(4,356)	(4,300)

Non-GAAP Sales and marketing	$16,927	$14,833	$49,972	$45,773

GAAP General and administrative	$10,573	$12,223	$63,829	$33,937
Less: Stock-based compensation	(4,112)	(5,295)	(41,640)	(13,776)

Non-GAAP General and administrative	$6,461	$6,928	$22,189	$20,161

GAAP Operating expenses	$50,478	$46,147	$177,047	$137,915
Less: Stock-based compensation	(8,477)	(9,719)	(53,516)	(27,963)
Less: Amortization of intangible assets	(45)	(25)	(95)	(75)

Non-GAAP Operating expenses	$41,956	$36,403	$123,436	$109,877

GAAP Income from operations	$31,977	$26,303	$58,634	$72,242
Plus: Stock-based compensation	9,463	10,489	56,218	29,930
Plus: Amortization of intangible assets	1,665	1,604	4,956	4,644

Non-GAAP Income from operations	$43,105	$38,396	$119,808	$106,816

GAAP Net income	$27,769	$22,743	$49,139	$67,756
Plus: Stock-based compensation	9,463	10,489	56,218	29,930
Plus: Amortization of intangible assets	1,665	1,604	4,956	4,644
Less: Tax adjustment	(4,743)	(3,443)	(14,791)	(14,007)

Non-GAAP Net income	$34,154	$31,393	$95,522	$88,323

Non-GAAP Net income per share:
Basic	$0.88	$0.80	$2.44	$2.25

Diluted	$0.86	$0.77	$2.38	$2.16

Weighted average shares used in non-GAAP net income per share:
Basic	38,925	39,238	39,077	39,171

Diluted	39,938	40,764	40,147	40,843

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2021	2020
GAAP Cash flows provided by operating activities	$160,741	$141,297
Less:
Purchases of property and equipment, net of proceeds from disposal	(20,083)	(22,742)
Principal payments under finance lease obligations	(90)	(92)

Non-GAAP Free cash flows	$140,568	$118,463

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended September 30,
	2021	2020
GAAP Revenue	$104,934	$93,069
Plus: Current deferred revenue at September 30	237,539	200,283
Less: Current deferred revenue at June 30	(228,180)	(199,732)

Non-GAAP Calculated current billings	$114,293	$93,620

Calculated current billings growth compared to same quarter of prior year	22%	8%